UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 9, 2017

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 9, 2017, Pulmatrix, Inc. (the “Company”) entered into a License, Development and Commercialization Agreement (the “License Agreement”) with RespiVert Ltd. (“RespiVert”), a wholly owned subsidiary of Janssen Biotech, Inc., pursuant to which RespiVert granted the Company an exclusive, royalty-bearing license in its intellectual property portfolio of materials and technology related to narrow spectrum kinase inhibitor compounds (the “Licensed IP”), to develop and commercialize products worldwide that incorporate the Licensed IP. The development, application, design and marketing of the Licensed IP and any licensed products will be managed exclusively by the Company.

The Company will pay RespiVert an up-front, non-refundable license fee of $1,000,000 in partial consideration for the rights granted by RespiVert to the Company, and will pay RespiVert designated amounts when any licensed product achieves certain developmental milestones. Following the commencement of commercial sales of the licensed products, the Company will pay RespiVert designated amounts when certain milestone events occur. The development milestones and commercial milestones range from $1,000,000 to $80,000,000 depending upon the significance of the particular milestone. We are also required to pay RespiVert royalties on all sales of licensed products, with such royalties ranging from 6% - 10% of sales.

The License Agreement terminates upon the expiration of the Company’s obligation to pay royalties for all licensed products, unless earlier terminated. In addition, the License Agreement may be terminated (i) by the Company for any reason upon 120 days advance notice to RespiVert; (ii) by RespiVert upon receipt of notice from the Company of either voluntary or involuntary insolvency proceedings of the Company; and (iii) by either party for a material breach which remains uncured following the cure period.

The License Agreement also contains mutual confidentiality and indemnification obligations of the Company and RespiVert.

Item 8.01.	Other Events.

On June 13, 2017, the Company issued a press release announcing the License Agreement. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, issued on June 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: June 13, 2017	By:	/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer